Tax Parcel ID No. E000-1310/006

After recording please return to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue                                [City of Richmond, Virginia]
New York, New York 10017
Attention:  Cynthia Parker

THIS DOCUMENT WAS PREPARED OUTSIDE THE COMMONWEALTH OF VIRGINIA

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                       THIS IS A CREDIT LINE DEED OF TRUST
                       -----------------------------------

                 CREDIT LINE DEED OF TRUST, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

                                     made by

                      MAFCO WORLDWIDE CORPORATION, Grantor,

                  in favor of KANAWHA LAND TITLE SERVICES, LLC,

                      as Trustee for the use and benefit of

                           JPMORGAN CHASE BANK, N.A.,
                      as Administrative Agent, Beneficiary

                          Dated as of December 8, 2005

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THIS IS A CREDIT LINE DEED OF TRUST AND THE MAXIMUM AGGREGATE AMOUNT OF
PRINCIPAL TO BE SECURED AT ANY ONE TIME BY THIS DEED OF TRUST IS $125,000,000;
PROVIDED, HOWEVER, THE VALUE OF THE REAL ESTATE SECURED HEREBY AND LOCATED IN
THE CITY OF RICHMOND, VIRGINIA IS $5,170,000.00. ACCORDINGLY, THE APPLICABLE
RECORDATION TAX FOR THIS INSTRUMENT PURSUANT TO VA. CODE 58.1-803 IS CALCULATED
UPON $5,170,000.00 as a Credit Line Deed of Trust within the meaning of Section
55-58.2 of the Code of Virginia (1950), as amended, for purposes of and to the extent required by such Section, (i) the name of the Beneficiaries secured by this Deed of Trust are JPMORGAN CHASE BANK, N.A. and the Lenders defined herein, and (ii) the address at which communications may be mailed or delivered to
JPMORGAN CHASE BANK, N.A. on behalf of itself and other such lenders is set forth on the first page of this Deed of Trust.

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THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE
REAL ESTATE DESCRIBED HEREIN AND IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF
RICHMOND COUNTY/CITY, VIRGINIA AND IS ALSO TO BE INDEXED IN THE INDEX OF
FINANCING STATEMENTS AS A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM
COMMERCIAL CODE OF THE COMMONWEALTH OF VIRGINIA. THE NAMES OF THE DEBTOR AND THE
SECURED PARTY, THE ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION
CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE ADDRESS OF THE DEBTOR AND
A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS
DESCRIBED HEREIN, IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9, SECTION
8.9A-502 OF THE UNIFORM COMMERCIAL CODE OF THE COMMONWEALTH OF VIRGINIA, SECTION
8.9-502 OF THE CODE OF VIRGINIA.

                                TABLE OF CONTENTS

         17.      Security Agreement under Uniform Commercial Code;

                 CREDIT LINE DEED OF TRUST, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

     THIS CREDIT LINE DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES
AND RENTS, AND FIXTURE FILING, dated as of December 8, 2005 is made by MAFCO
WORLDWIDE CORPORATION, a Delaware corporation ("Grantor"), whose address is
Third Street and Jefferson Avenue, Camden, New Jersey 08104, in favor of KANAWHA
LAND TITLE SERVICES, LLC, a Virginia limited liability company ("Trustee"), whose principal place of business is 1802 Bayberry Court - Suite 305A, Richmond,
Virginia 23226 (Henrico County), Virginia, as trustee for the use and benefit of to JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity,
"Beneficiary"), whose address is c/o Loan and Agency Services, 111 Fannin, 10th
Floor Houston, Texas 77002. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background
                                   ----------

     A. Flavors Holdings Inc., a Delaware corporation, Grantor, as Borrower, the several banks and other financial institutions or entities from time to time parties thereto (collectively, the "Lenders"), and Bear Stearns Corporate
Lending Inc., as syndication agent, and Beneficiary, are parties to that certain
Credit Agreement, dated as of December 8, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). The terms of the
Credit Agreement are incorporated by reference in this Deed of Trust as if the terms thereof were fully set forth herein.

     B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Grantor upon the terms and subject to the conditions set forth therein.

     C. Certain of the Qualified Counterparties may enter into Specified Hedge
Agreements with Grantor.

     D. Grantor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the "Land"), and owns all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the "Improvements"; the Land and the Improvements being collectively referred to as the "Real Estate").

     E. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Grantor under the Credit Agreement that Grantor shall have executed and delivered this Deed of Trust to Trustee, for benefit if the Beneficiary, for the ratable benefit of the Secured Parties.

                                Granting Clauses
                                ----------------

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure all unpaid principal of and interest on the

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Loans and Reimbursement Obligations and all other obligations and liabilities of the Grantor (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Beneficiary or any Lender (or, in the case of any Specified Hedge Agreement or Specified Cash Management
Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Deed of Trust, the other Loan Documents, any Letter of Credit, any Specified Hedge
Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Beneficiary or to the Lenders that are required to be paid by the Grantor pursuant to the terms of any of the foregoing agreements) (collectively, the "Obligations");

GRANTOR HEREBY GRANTS, BARGAINS AND SELLS, CONVEYS AND ASSIGNS UNTO THE TRUSTEE,
IN FEE SIMPLE WITH POWER OF SALE WITH DEED OF TRUST COVENANTS FOR THE USE AND
BENEFIT OF BENEFICIARY, ALL AND SINGULAR GRANTOR'S RIGHTS, TITLES AND INTERESTS
IN AND TO THE FOLLOWING:

          (a) the Land;

          (b) all right, title and interest Grantor now has or may hereafter acquire in and to the Improvements or any part thereof, and all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (c) all right, title and interest of Grantor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the
     Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and

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     mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description
     (all of the foregoing in this paragraph (d) being referred to as the
     "Equipment");

          (e) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Grantor;

          (f) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below)
     (collectively, the "Rents");

          (g) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all

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     consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

          (i)   all proceeds, both cash and noncash, of the foregoing;

     (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (a)
through (d) are collectively referred to as the "Premises", and those described in the foregoing clauses (a) through (i) are collectively referred to as the
"Trust Property").

     TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, its successors and assigns IN TRUST FOREVER for the uses and trusts set forth herein, until the Obligations are fully paid and performed, provided, however, that the condition of this Deed of Trust is such that if the
Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

     This Deed of Trust covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured
Parties for the benefit of Grantor, and the lien of such future advances and re-advances shall relate back to the date of this Deed of Trust.

                              Terms and Conditions
                              --------------------

     Grantor further represents, warrants, covenants and agrees with Beneficiary and the Secured Parties as follows:

     1. Defined Terms. Capitalized terms used herein (including in the
"Background" and "Granting Clauses" sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
References in this Deed of Trust to the "Default Rate" shall mean the interest rate applicable pursuant to Section 2.14(c) of the Credit Agreement. References
herein to the "Secured Parties" shall mean the collective reference to (i)
Beneficiary, (ii) the Lenders (including any Issuing Lender in its capacity as
Issuing Lender), (iii) each counterparty or party to a Specified Hedge Agreement or Specified Cash Management Agreement entered into with the Borrower or Grantor if such counterparty or party was a Lender (or an Affiliate of a Lender) at the time the Specified Hedge Agreement or Specified Cash Management Agreement was
entered into, (iv) any other holders from time to time of the Obligations, and
(v) the respective successors, indorsees, transferees and assigns of each of the foregoing.

     2. Warranty of Title. Grantor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies, if any, being issued to Beneficiary to insure the lien of this Deed of
Trust and any other lien or encumbrance as permitted by Section 7.2 of the
Credit Agreement (the "Permitted Exceptions"). Grantor shall warrant, defend and preserve such title and the lien of this Deed of Trust against all claims of all persons and entities (not including the

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holders of the Permitted Exceptions). Grantor represents and warrants that it has the right to convey the Trust Property.

     3. Payment of Obligations. Grantor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

     4. Requirements. Grantor shall comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust
Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Grantor, (ii) the current use of the Trust Property or
(iii) the value of the Trust Property (assuming its current use).

     5. Payment of Taxes and Other Impositions. (a) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Grantor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the "Impositions"), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Beneficiary,
Grantor shall deliver to Beneficiary evidence reasonably acceptable to
Beneficiary showing the payment of any such Imposition. If by law any
Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become delinquent, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Beneficiary in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to
Beneficiary together with interest at the Default Rate as set forth above.

     6. Insurance. (a) Grantor shall maintain, with financially sound and reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Beneficiary, and (ii) insuring Grantor, the Beneficiary and the other Secured Parties against liability for personal injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the
Beneficiary. All such insurance

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shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Beneficiary of written notice thereof, (ii) name the
Beneficiary as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Beneficiary.

          (b) If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Grantor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood
Insurance Act of 1968, as amended.

          (c) Grantor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust
Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

          (d) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option upon 5 days' notice to Grantor, may effect such insurance from year to year at rates substantially similar to the rate at which Grantor had insured the Premises, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate.

          (e) If the Trust Property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $500,000, Grantor shall give prompt notice thereof to Beneficiary. All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the
Credit Agreement.

          (f) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property, all right, title and interest of
Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee.

     7. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions, Grantor shall not further convey, mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse.

     8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 7.5 of the Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust
Property.

     9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any material

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portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the
Credit Agreement.

     10. Leases. Except as expressly permitted under the Credit Agreement,
Grantor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or
(b) execute or permit to exist any Lease of any of the Trust Property.

     11. Further Assurances. To further assure Beneficiary's rights under this
Deed of Trust, Grantor agrees promptly upon demand of Beneficiary to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary by this Deed of Trust.

     12. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, within the applicable grace period, if any, provided for in the Credit Agreement, Beneficiary, without waiving or releasing
Grantor from any obligation or default under this Deed of Trust, may, at any time upon 5 days' notice to Grantor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default
Rate, shall immediately be due from Grantor to Beneficiary and the same shall be secured by this Deed of Trust and shall be a lien on the Trust Property prior to any right, title to, interest in, or claim upon the Trust Property attaching subsequent to the lien of this Deed of Trust. No payment or advance of money by
Beneficiary under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary.

     13. Remedies. (a) Upon the occurrence and during the continuance of any
Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against
Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                    (i) Beneficiary may proceed as if all of the Trust Property were real property, or Beneficiary may elect to treat any of the Trust
          Property which consists of a right in action or which is property that can be severed from the Real Estate without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with the provisions of this Deed of Trust and applicable law which relate to the exercise of remedies with respect to that portion of the Trust Property which is personal property, separate and apart from the sale of real property.

                    (ii) Beneficiary may elect to direct the Trustee to sell all or any part of the Trust Property at public auction, for cash or credit, upon such terms as the Trustee shall deem appropriate to the extent such terms are consistent with Virginia law. The Trust Property
          (or such portions thereof as the Beneficiary may elect), may be sold in one or more sales as determined by the Beneficiary, and this

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          Deed of Trust shall survive all sales of portions of the Trust
          Property until all of the Trust Property has been sold. The parties intend that the Beneficiary and the Trustee shall be entitled to continue exercising any and all of their respective rights and remedies hereunder until all amounts due hereunder, under the Credit
          Agreement and any other Loan Documents have been paid in full. Any sale of all or part of the Trust Property may be held at or, to the extent permitted by Virginia law, away from the Trust Property. Before any sale at public auction is made, the Trustee shall first advertise the time, place and terms of such sale once a week for four (4)
          successive weeks in the legal notices section of a newspaper published or having a general circulation in the city or county in which the real estate is located. Such advertisements shall set forth all matters required by law. There shall also be given, at least fourteen
          (14) days prior to such sale, written notice of the time, place and terms of sale by certified or registered mail to the then owner of the
          Trust Property at its last known address, as such Owner and address appear on the records of the Beneficiary and to anyone else required by applicable law. The Beneficiary may become the purchaser of all or any portion of the Trust Property so sold and in lieu of paying cash therefor may make settlement for the purchase price by crediting the sales price against the obligations of the Grantor hereunder and under the Credit Agreement and any other Loan Documents. No purchaser shall be required to see the proper application of the purchase money. The
          Trustee shall apply the proceeds of any such sale in the order prescribed by law. The Trustee shall be entitled to reasonable compensation (in lieu of any statutory or other fixed fee) for their services in connection with any sale or attempted sale, and the amount of such compensation shall accrue interest at the interest rate set forth in the Credit Agreement, shall be evidenced by the Credit
          Agreement, shall be payable on demand and shall be secured by this
          Deed of Trust. The Trustee may elect to postpone any such sale of all or part of the Trust Property.

                    (iii) Beneficiary, or at the Beneficiary's request, the
          Trustee, may elect to enter the Trust Property and take possession thereof, and the Grantor agrees to surrender the Trust Property promptly upon demand. The Beneficiary, or at the Beneficiary's request, the Trustee, may (A) perform any of the covenants hereunder that the Beneficiary or the Trustee deem proper to protect the security hereof, (B) manage and operate the Trust Property or any part thereof directly or through agents, (C) make repairs and alterations and do anything else that the Beneficiary or the Trustee deem proper to protect the Trust Property, (D) sue for or otherwise collect any rents, including those past due and unpaid, deduct therefrom all costs of entry, collection, administration, management and attorneys, and apply the remainder, if any, to the payment of Grantor's obligations under the Loan Documents, and (E) take any other actions permitted by law. The exercise by the Beneficiary or the Trustee of this remedy shall not affect their right to maintain and continue any action theretofore instituted, or to bring any action thereafter, to enforce the payment and performance of the Grantor's obligations hereunder and under the Loan Documents. Neither shall the exercise of this remedy impose on the Trustee or the Beneficiary any obligation to perform any of the terms of any leases or any other agreement affecting the Trust
          Property. All costs incurred in the exercise of this remedy shall be evidenced by the Credit

                                                                               9

          Agreement and secured by this Deed of Trust, and shall be paid, together with interest at the interest rate set forth in the Credit
          Agreement, by the Grantor to the Beneficiary upon demand therefor.
          Neither the Beneficiary nor the Trustee shall in any way be liable for any act either of commission or omission in connection with the exercise of this remedy.

                    (iv) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, or (B) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the applicable Default Rate or a lesser amount if required by law and all costs of suit, including, without limitation, reasonable attorneys'
          fees and disbursements. To the fullest extent permitted by applicable law, interest at the Default Rate shall be due on any judgment obtained by Beneficiary hereunder from the date of judgment until actual payment is made of the full amount of the judgment.

                    (v) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the
          Trust Property or any other collateral as security for the Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust
          Property for such periods of time and upon such conditions as
          Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease subject to the rights of any existing tenants and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

          (b) In each and every Event of Default, Trustee is authorized and shall have the power and the duty, at the direction of Beneficiary, to proceed by suit or suits at law or in equity or by any other appropriate remedy to protect and enforce the rights of Beneficiary, whether for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power herein granted, to enforce payment of the Obligations, to foreclose this Deed of Trust, or to sell the Trust Property under the power of sale granted hereunder as aforesaid.

          (c) Trustee may act hereunder and may sell and convey the Trust
Property under power granted by this instrument, although Trustee has been, may now be, and may hereafter by an attorney or agent of the holder of the
Obligations or in respect to any matter or business whatsoever.

                                                                              10

          (d) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this
Deed of Trust.

          (e) Upon completion of any sale or sales made by Trustee under or by virtue of this Deed of Trust and upon satisfaction of any redemption period required by law, Trustee shall execute and deliver to the purchaser or purchasers at such sale or sales a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, and title and interest of Grantor in and to the property and rights sold. Any such sale or sales made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights to be sold, and shall be a perpetual bar both at law and in equity, of Grantor and against any and all persons claiming or who may claim the same, or any part thereof from through or under Grantor. The purchaser at any foreclosure sale hereunder may disaffirm any easement granted or lease made in violation of any provision of this Deed of Trust, and may take immediate possession of the Trust Property free from, and despite the terms of, such grant of easement or rental or lease agreement.

          (f) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Trust Property received by Beneficiary shall be held by Beneficiary for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in the manner set forth in
Section 6.5 of the Guarantee and Collateral Agreement. Following any sale of the
Trust Property, or any part hereof, under the provisions of this instrument, all persons and parties in possession of the property sold shall be divested of any and all interest in and claim to the Trust Property, and shall be obligated to immediately vacate the premises, and prior to such vacation shall be tenants at sufferance of the purchaser of the property sold and shall be subject to eviction in an action of forcible detainer; provided, the provisions of this subparagraph shall be subject to any agreements made in writing by Beneficiary with reference to any existing and/or future leases; provided, further, the purchaser at any foreclosure sale shall have the option but not the obligation to affirm any then existing leases or tenancies or otherwise succeed to the rights of Grantor thereunder.

     14. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale,
Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Deed of
Trust, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Credit
Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the
Obligations as having been paid.

                                                                              11

     15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral or the interest of
Grantor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Trust
Property or the solvency or insolvency of Grantor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor
(except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

     16. Extension, Release, etc. (a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Obligations,
Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan
Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

          (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Beneficiary shall have the right to foreclose this Deed of
Trust or to direct a power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the sale of the Trust
Property, as the case may be) subject to the rights of any tenants of the Trust
Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the
Trust Property, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Obligations or to foreclose the lien of this Deed of Trust.

          (d) Unless expressly provided otherwise, in the event that
Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the
Trust Property for the amount secured hereby.

                                                                              12

     17. Security Agreement under Uniform Commercial Code; Fixture Filing. (a)
It is the intention of the parties hereto that this Deed of Trust shall constitute a security agreement within the meaning of the Uniform Commercial
Code (the "Code") of the State in which the Trust Property is located. If an
Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii)
treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with
Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten (10) days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by
Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

          (b) Certain portions of the Trust Property are or will become
"fixtures" (as that term is defined in the Code) on the Land, and this Deed of
Trust, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said
Code upon such portions of the Trust Property that are or become fixtures. The real property to which the fixtures relate is described in Exhibit A hereto. The record owner of the real property described in Exhibit A hereto is Grantor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Grantor set forth in the first paragraph of this Deed of Trust, and the name of the secured party for purposes of this financing statement is the name of the Beneficiary set forth in the first paragraph of this Deed of Trust. The mailing address of the Grantor/debtor is the address of the Grantor set forth in the first paragraph of this Deed of
Trust. The mailing address of the Beneficiary/secured party from which information concerning the security interest hereunder may be obtained is the address of the Beneficiary set forth in the first paragraph of this Deed of
Trust. Grantor's organizational identification number is 3833596.

     18. Assignment of Rents. (a) Grantor hereby assigns to Beneficiary the
Rents as further security for the payment of and performance of the Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Beneficiary hereby waives the right to enter the Trust Property for the purpose of collecting the Rents, and
Grantor shall be entitled to collect, receive, use and retain the Rents until
Grantor's right to collect, receive, use and retain the Rents is revoked; such right of Grantor may be revoked by Beneficiary upon the occurrence and during the continuance of any Event of Default by giving not less than five days'
written notice of such revocation to Grantor; in the event such notice is given,
Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to
Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of such part of the Trust
Property as may

                                                                              13

be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          (b) Grantor has not affirmatively done any act which would prevent
Beneficiary from, or limit Beneficiary in, acting under any of the provisions of the foregoing assignment.

          (c) Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Grantor, is threatened, which would interfere in any way with the right of Grantor to execute the foregoing assignment and perform all of Grantor's obligations contained in this Section and in the Leases.

     19. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall Grantor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any
Lease. By recordation of this Deed of Trust all subordinate lienholders and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

     20. Notices. All notices, requests and demands to or upon the Beneficiary or the Grantor hereunder shall be effected in the manner provided for in Section
10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Grantor shall be addressed to Grantor at its address set forth above.

     21. No Oral Modification. This Deed of Trust may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 10.1 of the Credit Agreement. Any agreement made by Grantor and
Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance. Trustee's execution of any written agreement between
Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

     22. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of
Trust or in any provisions of any Loan Document, the obligations of Grantor and of any other obligor under any Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts

                                                                              14

constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

     23. Grantor's Waiver of Rights. (a) Grantor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the
Trust Property after the occurrence of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Grantor and on behalf of each and every person acquiring any interest in the
Trust Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Grantor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of
Grantor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Beneficiary, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

          (b) To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i)
any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent
Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust
Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by
Beneficiary of the foreclosure rights, power of sale, or other rights hereby created.

     24. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary and Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by
Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to
Beneficiary or Trustee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any

                                                                              15

of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust
Property), be deemed a "mortgagee in possession," and neither Beneficiary nor
Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

     25. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Obligations
(including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to the Lenders to extend the indebtedness borrowed pursuant to or guaranteed by the Loan
Documents, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if
Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefore with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust, nor the exercise of any other rights hereunder nor the recovery of any judgment by
Beneficiary in any such proceedings or the occurrence of any sale by the Trustee in any such proceedings shall prejudice, limit or preclude Beneficiary's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment

                                                                              16

connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law,
Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly)
in the most economical and least time-consuming manner.

     26. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary,
Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind
Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to
Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word
"Grantor" shall be construed as if it read "Grantors" whenever the sense of this
Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

     27. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor.
Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

     28. Governing Law, etc. This Deed of Trust shall be governed by and construed and interpreted in accordance with the laws of the State in which the
Trust Property is located, except that Grantor expressly acknowledges that by their respective terms the Credit Agreement and the Guarantee and Collateral
Agreement shall be governed and construed in accordance with the laws of the
State of New York, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

     29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word
"Grantor" shall mean "each Grantor or any subsequent owner or owners of the
Trust Property or any part thereof or interest therein," the

                                                                              17

word "Beneficiary" shall mean "Beneficiary or any successor agent for the
Lenders," the word "Trustee" shall mean "Trustee or any successor Trustee," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

     30. Duty of Beneficiary; Authority of Beneficiary. (a) The Beneficiary's
sole duty with respect to the custody, safekeeping and physical preservation of the Trust Property which is in its possession, or otherwise, shall be to deal with it in the same manner as the Beneficiary deals with similar property for its own account. Neither the Beneficiary, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Trust Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any
Trust Property upon the request of Grantor or any other Person or to take any other action whatsoever with regard to the Trust Property or any part thereof.
The powers conferred on the Beneficiary and the Secured Parties hereunder are solely to protect the Beneficiary's and the Secured Parties' interests in the
Trust Property and shall not impose any duty upon the Beneficiary or any Secured
Party to exercise any such powers. The Beneficiary and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          (b) Grantor acknowledges that the rights and responsibilities of the
Beneficiary under this Deed of Trust with respect to any action taken by the
Beneficiary or the exercise or non-exercise by the Beneficiary of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Deed of Trust shall, as between the Beneficiary and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Beneficiary and Grantor, the Beneficiary shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     31. Last Dollars Secured; Priority. To the extent that this Deed of Trust secures only a portion of the indebtedness owing or which may become owing by
Grantor to the Secured Parties, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Deed of Trust shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Obligations outstanding.

                                                                              18

     32. Enforcement Expenses; Indemnification. (a) Grantor agrees to pay, or reimburse each Secured Party and the Beneficiary for, all its costs and expenses incurred in collecting against Grantor or otherwise enforcing or preserving any rights under this Deed of Trust, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the
Beneficiary.

          (b) Grantor agrees to pay, and to save the Beneficiary and the Secured
Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Trust
Property or in connection with any of the transactions contemplated by this Deed of Trust.

          (c) Grantor agrees to pay, and to save the Beneficiary and the Secured
Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Deed of Trust to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

          (d) The agreements in this Section shall survive repayment of the
Obligations and all other amounts payable.

     33. Release. If any of the Trust Property shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit
Agreement and the Net Cash Proceeds are delivered to Beneficiary in accordance with the terms of the Credit Agreement, then the Beneficiary, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases, certificates of satisfaction, or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Trust Property.
The Grantor shall deliver to the Beneficiary, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the
Grantor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents. No consent of any Qualified
Counterparty shall be required for any release of all or any portion of the
Trust Property pursuant to this Section.

     34. Incorporation By Reference. This Deed of Trust is made under and pursuant to the provisions of the Code of Virginia, Sections 55-59, 55-60, 26-49
and 55-58.2, as amended, and shall be construed to impose and confer upon the parties hereto and Beneficiary all the rights, duties, and obligations prescribed by said Sections 55-59, 55-60, and 55-58.2, as amended, except as herein otherwise restricted, expanded or changed, including without limitation the following rights, duties and obligations described in short form:

          (a) All exemptions are hereby waived.

          (b) Subject to all on default, provided Beneficiary may exercise its remedies under the Loan Documents, at law, in equity, by statute or otherwise.

          (c) Renewal, extension, or reinstatement permitted.

                                                                              19

          (d) Substitution of trustees collectively or of any of them individually by the beneficiary is permitted for any reason whatsoever, and any number of times without exhaustion of the right to do so.

          (e) Any trustee may act.

          (f) The trustee may require a deposit in the amount of Two Percent
(2%) of the unpaid principal indebtedness then secured hereby or Fifty Thousand
Dollars ($50,000.00), whichever is greater, to accompany each bid at foreclosure sale or sale in lieu thereof.

     35. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

     36. Successor Grantor. In the event ownership of the Trust Property or any portion thereof becomes vested in a person other than the Grantor herein named,
Beneficiary may, without notice to the Grantor herein named, whether or not
Beneficiary has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Deed of Trust and the Obligations, and in the same manner as with the Grantor herein named, without in any way vitiating or discharging Grantor's liability hereunder or under the Obligations.

     37. Trustee's Powers and Liabilities. (a) Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof.

          (b) Trustee may resign at any time upon giving thirty (30) days'
notice in writing to Grantor and to Beneficiary.

          (c) Beneficiary may remove, with or without cause, Trustee at any time or from time to time and appoint a substitute trustee. In the event of the death, removal, resignation, disability, inability to act of Trustee, or absence from the Commonwealth of Virginia of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor, and without applying to any court, select and appoint a substitute trustee, and all powers, rights, duties and authority of the former
Trustee, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of these duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the jurisdiction where the Real
Estate is located, which appointment may be executed by any authorized agent of
Beneficiary and if Beneficiary is a real estate investment trust or corporation and such appointment be executed in its behalf by any officer of such real estate investment trust or corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Trustees or Board of Directors or any superior officer of the real estate investment trust or corporation. Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof.
Grantor hereby agrees, on behalf of itself and of its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds

                                                                              20

executed in due form by any Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deeds or deeds and the passing of title thereby.

          (d) Trustee shall not be required to see that this Deed of Trust is recorded, nor be liable for its validity or its priority as a first deed of trust lien, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreements imposed upon Grantor or Beneficiary, by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in their respective discretion to employ agents and attorneys in the execution of this Deed of Trust and to protect the interest of the Beneficiary hereunder, and to the extent permitted by law they shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Trust Property conveyed hereby should a sale be had, but if no such sale be had, all sums so paid out shall be recoverable to the extent permitted by law by all remedies at law or in equity by which the indebtedness hereby secured may be recovered.

          (e) Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by
Trustee shall, until used or applied as herein provided, be held in trust, and
Trustee shall not be liable for interest thereon. Grantor shall indemnify
Trustee against all liability and expenses that he may incur in the performance of his duties hereunder except for gross negligence or willful misconduct.

     38. Business or Commercial Purpose. Grantor warrants that the extensions of credit evidenced by the Credit Agreement are solely for business or commercial purposes, other than agricultural purposes.

     This Deed of Trust has been duly executed by Grantor as of the date fist above written and is intended to be effective as of such date.

                                           MAFCO WORLDWIDE CORPORATION

                                           By:   /s/ Stephen G. Taub
                                                 -------------------------------
                                                 Name:  Stephen G. Taub
                                                 Title: President

State of New Jersey )
                        ) ss.
County of Camden    )

                  On this 6th day of December in the year 2005 before me,
Kathleen L. Pierman, a Notary Public of said State, duly commissioned and sworn, personally appeared Stephen G. Taub, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as president (or secretary) or on behalf of the corporation therein and acknowledged to me that such corporation executed the same.

                  In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.

                                                      /s/ Kathleen L. Pierman
                                                     --------------------------
                                                       Notary Public #2209175

                                                          [Notarial Stamp]

                                                         KATHLEEN L. PIERMAN
                                                     NOTARY PUBLIC OF NEW JERSEY
                                                    Commission Expires 1/27/2008

                                   Schedule A
                                   ----------

                             Description of the Land
                             -----------------------

ALL that certain lot, piece or parcel of land, with the improvements thereon and the appurtenances thereto belonging, lying and being in the City of Richmond,
Virginia, known and designated as "Parcel A" of Tract "K-1", containing 3.273 acres, more or less, as shown and described on that certain plat of survey prepared by Austin Brockenbrough and Associates, Consulting Engineers, entitled
"PLAT SHOWING 2 PARCELS OF LAND LOCATED ON THE WESTERN LINE OF WILLIAMSBURG
AVENUE (RELOCATED) IN THE CITY OF RICHMOND, VIRGINIA", dated January 17, 1990, last revised June 25, 1990, a copy of which is recorded July 2, 1990, in the
Clerk's Office, Circuit Court, City of Richmond, Virginia, in Plat Book 41, page
29, and to which plat reference is hereby made for a more particular description of the property.

BEING the same property conveyed to MAFCO WORLDWIDE CORPORATION, a Delaware corporation, by Deed of Assumption from PNEUMO ABEX CORPORATION, D/B/A MAFCO
WORLDWIDE CORP., a Delaware corporation, dated October 28, 2004 and recorded
November 12, 2004, in the Clerk's Office, Circuit Court, City of Richmond,
Virginia in Instrument No. 04-037804. BEING the same property conveyed to PNEUMO
ABEX CORPORATION, D/B/A MAFCO WORLDWIDE CORP., a Delaware corporation, by deed from Fulton Bottom Associates, L.P., a Virginia limited partnership, dated May
29, 1998 and recorded May 28, 1998, in the aforesaid Clerk's Instrument No.
98-13591.